--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on February 2, 1998 - Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       KNAPE & VOGT MANUFACTURING COMPANY
             (Exact name of registrant as specified in its charter)

                 Michigan                                38-0722920
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

          2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan       49505
                  (Address of Principal Executive Offices)            (Zip Code)

          Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan
                            (Full Title of the Plan)


                                 Allan E. Perry
                       Knape & Vogt Manufacturing Company
                         2700 Oak Industrial Drive, N.E.
                          Grand Rapids, Michigan 49505
                     (Name and address of agent for service)

                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

                                                Proposed            Proposed
        Title of                                 Maximum            Maximum            Amount of
    Securities to be      Amount to be       Offering Price         Aggregate        Registration
       Registered          Registered          Per Share(2)      Offering Price           Fee
     Common Stock
  ($2.00 Par Value)       600,000 shares(1)     $22.125           $13,275,000            $3,917

(1) Represents the number of shares of Common Stock authorized for issuance under the Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $22.13 per share, the average of the high and low sales prices for the Common Stock of Knape & Vogt Manufacturing Company in the NASD National Market System on January 28, 1998, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                       KNAPE & VOGT MANUFACTURING COMPANY
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended June 30, 1997, which has been filed by the Company with the Commission (File No. 2-18868), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of Knape & Vogt Manufacturing Company and Subsidiaries as of June 30, 1997 and June 30, 1996, and for each of the years in the three-year period ended June 30, 1997, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of BDO Seidman, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The description of the Company's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.   Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Articles of Incorporation of Registrant provide that its directors, officers, employees or agents, or persons serving at its request as directors, officers, employees, or agents of another corporation or enterprise, are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          Reference is made to the Exhibit Index which appears on page S-6.

Item 9.   Undertakings

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 16th day of January, 1998.

                       KNAPE & VOGT MANUFACTURING COMPANY


                        By: /s/ Allan E. Perry
                        Allan E. Perry, President and
                        Chief Executive Officer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan E. Perry and Richard C. Simkins, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on January 16, 1998, by the following persons in the capacities indicated.



/s/ Mary Rita Cuddohy                        /s/ Raymond E. Knape
Mary Rita Cuddohy, Director                  Raymond E. Knape, Director


/s/ William R. Dutmers
William R. Dutmers, Director


/s/ John E. Fallon
John E. Fallon, Director


/s/ Herbert F. Knape
Herbert F. Knape, Director

/s/ Richard S. Knape
Richard S. Knape, Director


/s/ Michael J. Kregor
Michael J. Kregor, Director


 /s/ Allan E. Perry
Allan E. Perry, Director


/s/ Richard C. Simkins
Richard C. Simkins, Director
Executive Vice President, Chief Financial Officer,
Secretary & Treasurer

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Knape & Vogt Manufacturing Company

As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated August 8, 1997, included in Knape & Vogt Manufacturing Company's Form 10-K for the year ended June 30, 1997, and to all references to our firm included in this registration statement.


/s/ BDO Seidman, LLP





Grand Rapids, Michigan
January 29, 1998

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Item 4 Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan, incorporated by reference to Appendix A to the Registrant's 1997 Proxy Statement dated September 17, 1997.

Item 5         Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Item 23(a)     Consent of BDO Seidman, LLP - included on page S-5 hereof

Item 23(b)     Consent  of  Varnum,  Riddering,  Schmidt &  Howlett-included  in
               Exhibit 5

Item 24        Power of Attorney - included on page S-4 hereof

                                    EXHIBIT 5







                                January 28, 1998



Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, Michigan 49505

         Re: Registration Statement on Form S-8 Relating to the Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Knape & Vogt Manufacturing Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 600,000 shares of the Company's common stock, par value $2.00 per share, for issuance pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 600,000 shares covered by the Registration Statement upon the exercise of stock option, as the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP